Exhibit 10.2

Seller Carry Loan Note

Principal Amount: Six Hundred Thousand ($600,000.00)

Date: [Closing date]

1. Parties:

This Seller Carry Loan Note (the “Note”) is entered into between:

Seller:

Jihyuck Hwang

9548 Chandler Springs Avenue

Las Vegas, NV 89148

Buyer:

Yoshiharu LV, and Yoshiharu Global Co. (collectively “Buyer”)

Address

Yoshiharu Global Co.

6940 Beach Blvd. Suite D-705

Buena Park, CA 90621

2. Loan Amount:

The Buyer hereby acknowledges its obligation to the Seller in the principal sum of Six Hundred Thousand US Dollars ($600,000.00).

3. Repayment:

a. The principal sum shall be repaid by Buyer to Seller in 2 equal annual installments due April 30, 2025 and April 30, 2026.

b. Each annual installment shall be in the amount of Three Hundred Thousand US Dollars ($300,000.00).

c. Payments shall be made without the addition of interest.

d. All payments shall be made by check, wire transfer, or other mutually agreeable method.

4. Default:

In the event that the Buyer fails to make any of the payments as outlined above, the entire remaining balance shall become immediately due and payable.

5. Transferability:

This Note may not be transferred or assigned by either party without the written consent of the other party.

6. Entire Agreement:

This Note contains the entire agreement between the parties and supersedes all prior understandings, written or oral, relating to the subject matter of this Note.

7. Governing Law:

This Note shall be governed by and construed in accordance with the laws of the state of California.

IN WITNESS WHEREOF, the parties have executed this Seller Carry Loan Note as of the date first above written.

Jihyuck Hwang (Lender)	Yoshiharu LV, Inc. (Buyer)

Yoshiharu Global Co. (Buyer)

2